Exhibit 99.1

urban-gro, Inc. Receives Nasdaq Delisting Determination;
Announces Comprehensive Review of Strategic Alternatives and Provides Corporate Update

LAFAYETTE, Colo., August 22, 2025 - urban-gro, Inc. (NASDAQ:UGRO) (“urban-gro” or the “Company”), an integrated professional services and design-build firm, today announced that it received a determination letter (the “Determination”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s common stock is subject to delisting due to non-compliance with Nasdaq Listing Rules 5250(c)(1) and 5550(b)(1). The Determination follows the Company’s inability to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2025, as well as its failure to maintain the minimum stockholders’ equity of $2.5 million required under Listing Rule 5550(b)(1).

Immediate Response and Appeal Process

The Company plans to immediately appeal the Determination and request a hearing before the Nasdaq Hearings Panel. By filing this appeal request, the delisting determination will be stayed for 15 calendar days from the date the appeal is submitted. The Company also expects to request an additional stay pending the outcome of the hearing\. Until the hearing panel makes a determination regarding the stay request, the Company’s common stock will continue to trade on Nasdaq.

The Company is working aggressively to present a compelling case for continued listing. There can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rules 5250(c)(1) and/or 5550(b)(1), or will otherwise be in compliance with other applicable Nasdaq Listing Rules, that the request for the additional stay will be granted, or that the Company’s appeal of the delisting determination will be successful.

Comprehensive Turnaround Strategy in Motion

Despite the challenges outlined in the Determination, urban-gro has implemented a comprehensive multi-pronged strategy designed to strengthen its financial position, restore regulatory compliance, and enhance long-term shareholder value:

Operational Excellence and Cost Management

●	Actioned over $10 million in expected annualized operating expense savings through strategic cost-reduction measures in 2025

●	Streamlined operations across all business units to maximize efficiency

●	Implemented rigorous cash flow management protocols

●	Restructured management compensation and incentive programs to align with performance milestones

Strategic Asset Optimization

●	Actively working to divest non-core assets: Entered into a Letter of Intent to sell the GA Architecture asset

●	Conducting comprehensive portfolio review to identify additional optimization opportunities

●	Exploring strategic partnerships and joint ventures to unlock asset value

●	Evaluating potential spin-off opportunities for certain business units

Capital Structure and Funding Initiatives

The Company is actively pursuing multiple potential funding avenues simultaneously, including:

●	Strategic investor partnerships with industry leaders

●	Debt restructuring and refinancing opportunities

●	Equipment financing and asset-backed lending facilities

●	Potential equity financing options

●	Revenue-based financing arrangements

●	Government grant opportunities within the controlled environment agriculture sector

Regulatory Compliance Acceleration

●	Dedicated compliance team established with external audit and legal support

●	Aggressive timeline established for completing all outstanding filings

Leadership Commitment and Corporate Governance

Bradley Nattrass, Chairperson and Chief Executive Officer of urban-gro, stated: “We are treating this Nasdaq determination with the utmost seriousness and are taking immediate action to address the related compliance issues. While we are disappointed by this development, we anticipated this outcome given our filing delays and are prepared with a comprehensive response plan.

“Our organization has been working diligently to complete the required filings since involuntarily changing auditors and re-filing our 2022 and 2023 financials. We understand the challenges this creates for our shareholders and are committed to transparent communication as we work to restore compliance and strengthen our foundation. Additionally, while working capital constraints have created challenges, we have never wavered in our commitment to our shareholders, employees, and customers.

We have already taken decisive action to strengthen our financial position, including targeted cost management measures that are expected to has already deliver over $10 million in annualized savings, asset optimization including the initiating the GA Architect divestiture. Simultaneously, we are pursuing multiple funding opportunities and working with our compliance team to complete all outstanding filings on an accelerated timeline.

“We are not simply reacting to these challenges – we are using them as a catalyst to emerge as a stronger, more focused organization. The controlled environment agriculture market continues to show tremendous promise, and urban-gro’s integrated solutions platform positions us uniquely to capitalize on this growth once we restore our financial foundation. I want to personally assure our stakeholders that every member of our leadership team is fully committed to navigating this process and maximizing shareholder value.”

About urban-gro, Inc.

urban-gro, Inc.® (Nasdaq: UGRO) is an integrated professional services and Design-Build firm. We offer value-added architectural, engineering, and construction management solutions to the Controlled Environment Agriculture (“CEA”), industrial, healthcare, and other commercial sectors. Innovation, collaboration, and creativity drive our team to provide exceptional customer experiences. With offices across North America and in Europe, we deliver Your Vision - Built. Learn more by visiting www.urban-gro.com.

Safe Harbor Statement

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “will,” “expects,” “anticipates,” “may,” “projects” and similar expressions and variations as they relate to the Company, or its management are intended to identify forward-looking statements. The forward-looking statements in this press release include, without limitation, statements regarding the Company’s appeal of the Nasdaq Determination, its efforts to regain compliance with Nasdaq listing standards, its ability to obtain financing or enter into partnerships, expected cost savings from cost-reduction measures, and its strategic initiatives. These and other forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including, among others, our ability to negotiate and execute definitive transaction documents on the terms described herein or at all, our ability to successfully manage and integrate acquisitions, our ability to accurately forecast revenues and costs, competition for projects in our markets, factors that could cause delays or the cancellation of projects in our backlog or our ability to secure future projects, our ability to maintain favorable relationships with suppliers, risks associated with reliance on key customers and suppliers, our ability to attract and retain key personnel, results of litigation and other claims and insurance coverage issues, our ability to maintain effective internal controls, our ability to execute on our strategic plans, our ability to achieve and maintain cost savings, our ability to remain listed on the Nasdaq Capital Market, and our ability to make required filings with the Securities and Exchange Commission. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Investor Contacts:

investors@urban-gro.com

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